UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2021 (May 24, 2021)

4FRONT VENTURES CORP.

(Exact name of registrant as specified in its charter}

British Columbia	000-56075	83-4168417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5060 N. 40th Street, Suite 120

Phoenix, Arizona 85018

(Address of principal executive offices including zip code)

(602) 633-3067

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 24, 2021, Joshua Rosen provided notice of his resignation as a member of the board of directors (the “Board”) of the Company, and the Board accepted Mr. Rosen’s resignation effective as of the same date.  Mr. Rosen’s resignation was not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with his resignation, the Compensation Committee of the Board agreed to extend the expiry date of Mr. Rosen’s outstanding options to purchase (i) 4,095 shares of the Company’s Subordinated Voting Shares (“SVS”) until September 16, 2024 at an exercise price of $8.00 per share, (ii) 25,000 SVS until August 22, 2024 at an exercise price of $80.00 per share, and (iii) 2,000,000 SVS until December 2, 2025 at an exercise price of $1.11 per share. The foregoing exercise prices assume a U.S. dollar/Canadian dollar exchange rate of 1.21 as of May 26, 2021.

Mr. Rosen served as the chairman of the Board. In order to fill the vacancy as Board chairman created by Mr. Rosen’s resignation, also on May 24, 2021, the Board appointed current Board member Kathi Lentzsch as chairperson of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	4FRONT	VENTURES CORP.

Date: May 28, 2021		/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer